                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.  )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                     Elamex
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                       AND
                         ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Elamex, S.A. de C.V.:

          NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Elamex, S.A. de C.V. ("the Company" or "Elamex"), a Mexican Corporation, will be held on April 20, 2001 at 9:00 A.M., local time, at Ave. Insurgentes 4145-B Ote., Cd. Juarez, Chih. Mexico and subsequent thereafter the Annual Meeting of Shareholders of Elamex, S.A. de C.V., will be held on April 20, 2001 at 9:30 A.M., local time, at Ave. Insurgentes 4145-B Ote., Cd. Juarez, Chih. Mexico, (both of which meetings shall be referred to as "the Meeting") for the following purposes:

         A. Special Meeting
             1. To amend the Corporate Bylaws.

         B. Annual Shareholders Meeting
             1. To present a business report on Elamex for the 2000 fiscal year.
             2. To elect the Board of Directors and Statutory Auditor.
             3. To present Audit Committee reports.
             4. To approve the ratification of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending December 31, 2001.
             5. To present Audited Financial Statements as of December 31, 2000,
                a report by the Statutory Auditor and a proposal regarding the application of Net Income.
             6. To transact such other business as may properly come before the
                Meeting or any adjournment thereof.

         The foregoing items of business are fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 6, 2001 are entitled to notice of the Meeting and any adjournment thereof.

         All shareholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to mark, sign and return, as promptly as possible by facsimile, the enclosed proxy card. Any shareholder attending the Meeting may vote in person even if he or she has already returned a proxy. To attend the Meeting, a shareholder must show an admission ticket, which shall be issued at his or her request 48 (forty-eight) hours before the Meeting. To obtain a ticket, call Daniel L. Johnson at (915) 774-8394 in El Paso, Texas, and ask that a ticket be reserved. The vote of every shareholder is important. The Board of Directors and management look forward to greeting those shareholders who are able to attend.

                                          Sincerely,

                                          /s/ Daniel L. Johnson
                                          -------------------------------------
                                          Daniel L. Johnson
                                          Secretary

Ave. Insurgentes 4145-B Ote.
Cd. Juarez, Chih. Mexico
March 6, 2001.

                              ELAMEX, S.A. DE C.V.

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed Proxy is solicited on behalf of Elamex, S.A. de C.V., for use at the Special Meeting of Shareholders and Annual Meeting of Shareholders (both of which meetings shall be referred to as the "Meeting" or the "Meeting of Shareholders") to be held on April 20, 2001 at 9:00 A.M. and 9:30 A.M., respectively, local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice. The Meeting will be held at Ave. Insurgentes 4145-B Ote., Cd. Juarez, Chih., Mexico. The Company's telephone number is (915) 774-8394. The mailing address of the principal executive office is 220 North Kansas, Suite 566; El Paso, Texas 79901.

         These proxy solicitation materials were mailed on or about March 21, 2001 to all shareholders of record at the close of business on March 6, 2001 (the "Record Date"). A copy of the Company's Audited Financial Statements for the year ended December 31, 2000 ("Fiscal 2000"), will be available for the Shareholders fifteen days prior to the Meeting of Shareholders.

RECORD DATE; OUTSTANDING SHARES

         Shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Meeting and any adjournment thereof. At the Record Date, 6,866,100 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Daniel L. Johnson, Secretary) a written notice of revocation or duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

         The Company's Common Stock is the only voting entitled to be voted at the Meeting. Ownership of more than 5% of such stock by persons or by management is set forth below under the heading "Security Ownership of Certain Beneficial Owners and Management" on page 14 herein.

         On all matters each share has one vote.

         Each proxy will be voted with respect to all shares represented by it in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies.

         Any proxy on which no directions are specified will be voted for the election of directors and in favor of the actions described by the proxy.

         The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Certain of the Company's directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone, telegram, facsimile, or mail.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR ANNUAL MEETING FOR FISCAL YEAR 2001

         Proposals of shareholders of the Company which are to be presented by such shareholders at the Company's Annual Meeting for the year ended December 31, 2001 ("Fiscal 2001") must be received by the Company no later than December 8, 2001 in order that they may be included in the Proxy Statement and form of proxy relating to that Meeting.

                                 SPECIAL MEETING
                                  PROPOSAL ONE

                               AMENDMENT OF BYLAWS

         According to Chapter IX Article Eighteenth of the Company's Bylaws, the Management of the Company shall be entrusted to a Board of Directors comprised of an odd number of members and at least 11 (eleven) directors and their respective alternates.

         Due to the Company's current restructuring process, the Board of Directors has proposed to amend the Company's Bylaws as follows:

         The Management of the Company shall be entrusted to a Board of Directors comprised of an odd number of at least seven (7) members and their respective alternates.


REQUIRED VOTE

         The affirmative vote of a majority of at least fifty percent (50%) of all outstanding shares is required to approve the proposed amendment of the Company's Bylaws.





MANAGEMENT RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE BYLAWS LISTED ABOVE.

                                 ANNUAL MEETING
                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES

         A Board of eleven (11) directors is to be elected at this Meeting, which shall be the entire Board. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Company's nominees named below. Any proxy executed in such a manner, as not to withhold authority to vote for the election of any nominee, shall be deemed to grant such authority. Persons receiving the vote of a majority of all shares issued by the Company and in circulation will be elected as directors.

         In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in such a way that will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxyholders. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

         The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

         The election of directors is not related to or conditional on the approval of other matters.

         The names of the nominees, and certain information about them, are set forth below:


                                                                                        DIRECTOR
NAME OF NOMINEE               AGE        POSITION                                       SINCE
--------------------------------------------------------------------------------------------------
Eloy S. Vallina               63         Chairman of the Board of Directors             1990
Jesus Alvarez-Morodo          54         Director                                       1990
Keith A. Cannon               60         Director                                       2001
Antonio L. Elias              52         Director                                       1995
Eduardo L. Gallegos           59         Director                                       1990
Jerry W. Neely                64         Director                                       1995
Richard P. Spencer            57         Director                                       2001
Edmundo Vallejo               44         Director                                       2001
Jesus E. Vallina              52         Director                                       1991
Eloy Vallina Garza            29         Director                                       1997
Robert J. Whetten             58         Director                                       1994


ELOY S. VALLINA
         Mr. Vallina has been Chairman of the Board of Accel and its predecessor, Grupo Chihuahua, S.A. de C.V., since its inception in 1979. He is also chairman of Kleentex Corp., and an Advisory Director of First National Bank of San Diego. Mr. Vallina was Chairman of Banco Comercial Mexicano, later Multibanco Comermex, one of Mexico's largest commercial banks at that time, from 1971 until its expropriation in 1982. He graduated with a B.A. in Business Administration from the Instituto Tecnologico y de Estudios Superiores de Monterrey.

JESUS ALVAREZ-MORODO
         Mr. Alvarez-Morodo has been a Director of Elamex since 1995 and President and CEO of Accel since 1992. He has been a director of Elamex since 1990. Mr. Alvarez-Morodo has held various positions with Accel, and its predecessor, Grupo Chihuahua and its subsidiaries since 1982, including Vice President from 1989 to 1992. He graduated from the Universidad Iberoamericana with a B.S. in Electromechanical Engineering and from the Sloan School of Management, Massachusetts Institute of Technology with an M.S. degree in Management.

KEITH A. CANNON
         Mr. Cannon is a Securities Branch Manager of Wilson-Davis & Co., and supervises trading with a variety of domestic and international clients. He also acts as a consultant and director to such publicly traded companies as On-Point Technology Systems, Inc., Montgomery Realty Group, Inc., and MBA Holdings, Inc. Mr. Cannon received his M.S. degree from the University of Utah.

ANTONIO L. ELIAS
         Mr. Elias has been Senior Vice President, Advanced Projects Group, at Orbital Sciences Corporation ("OSC") since 1989. Mr. Elias joined OSC in 1986 as Chief Engineer, becoming Vice President of Engineering in 1988 and Corporate Vice President in 1989. From 1980 to 1986 he was Assistant Professor, Aeronautics and Astronautics, at Massachusetts Institute of Technology. Mr. Elias obtained a B.S., M.S., E.A.A. and Ph.D. in Aeronautics and Astronautics from Massachusetts Institute of Technology.

EDUARDO L. GALLEGOS
         Mr. Gallegos has been with Accel and its predecessor, Grupo Chihuahua, for 32 years. He was President of Esvamex, S.A. de C.V. from 1985 to 2001 when he retired. He is a Director and Chairman of the Audit Committee of Accel, Almacenadora, S.A. and Elamex. Mr. Gallegos graduated as a Public Accountant from the Instituto Tecnologico y de Estudios Superiores de Monterrey, and has studied at the American Management Association, Stanford Executive Program, Advanced Management College and Instituto de Administracion Cientifica de las Empresas.

JERRY W. NEELY
         Mr. Neely is Director and Chairman of the Executive Committee of Smith International, Inc. Mr. Neely retired as President/Chairman CEO in 1988. He held several positions at Smith International, Inc. from 1966 to 1988. He serves on the Boards of Norris Cancer Hospital and All Coast Forest Products, is a Trustee of The University of Southern California, Past Chairman of Petroleum Equipment Supplies Association and Past Chairman of The Young Presidents Organization. Mr. Neely received a B.S. in Industrial Management/Business Administration from the University of Southern California.

RICHARD P. SPENCER
         Mr. Spencer joined the Company as President and Chief Executive Officer on February 1, 2001. Prior to his appointment, Mr. Spencer, was President and Chief Executive Officer of Silver Eagle Refining Inc., with refineries located in western Wyoming and in Salt Lake City, Utah. He has served as President and Chief Executive Officer of two different regional banks, as the head of corporate lending in Mexico for Bank of America, as well as other executive positions with Bank of America, Citibank, and other business entities. He received an M.B.A. degree from Harvard University.

EDMUNDO VALLEJO
         Mr. Vallejo was Managing Director of GE Capital Commercial Real Estate Mexico, prior to assuming his current role as President and National Executive of GE International Mexico. He joined GE Mexico in 1991 as Manager, Business Development and then moved to several different positions within GE Plastics Mexico and GE Plastics Americas. He holds a B.S. in Chemical Engineering from Universidad Metropolitana de Mexico and an M.B.A. degree from Harvard University.

JESUS E. VALLINA
         Mr. Vallina has been Director of Public Relations of Accel and its predecessor, Grupo Chihuahua, for the past 23 years. He is President of Constructora Inmobiliaria Las Americas, S.A. de C.V., and Director of Kleentex Corp. Mr. Vallina is a graduate of the University of Texas at El Paso, where he received a degree in Business Administration.

ELOY VALLINA GARZA
         Mr. Vallina is currently Vice President of Jeronimo Services, Inc. He is also a Director of Accel, Almacenadora, S.A., Silver Eagle Oil, Inc. and Copamex. Mr. Vallina is a graduate of the Universidad de Monterrey, where he received a B.A. in Business Administration.

ROBERT J. WHETTEN
         Mr. Whetten has been a Director of Elamex since 1994. He served as President and Chief Executive Officer of Norwest Bank El Paso from 1991 until February 1996. Mr. Whetten has 20 years of banking experience in the United States and Latin America. He received a B.A. in Finance and a Master of Public Administration from Brigham Young University.

The shareholders will also vote on nominees for the following offices:

NAME OF NOMINEE            AGE              POSITION                   SINCE
--------------------------------------------------------------------------------
Daniel L. Johnson          54               Secretary                  2000
Jose O. Garcia Mata        56               Statutory Auditor          2000


JOSE O. GARCIA MATA
         Mr. Garcia Mata has been a partner with Deloitte & Touche - Mexico since 1981, where he currently serves as National Director of Accounting and Auditing. Mr. Garcia Mata is a U.S. Certified Public Accountant and holds a baccalaureate degree in Business Administration from Woodbury University in Los Angeles. He functions as a Statutory Auditor, which is a non-voting position, as stipulated by Mexican regulations.

DANIEL L. JOHNSON
         Mr. Johnson joined Elamex as Vice President and Chief Financial Officer in December of 1999. He has more than 29 years of experience with multinationals in the U.S. and in Latin America, including General Mills, Inc., Citibank and Continental Grain Company. He received his B.S. degree from Brigham Young University.

BOARD MEETING AND COMMITTEES

         The Board of Directors of the Company held a total of four (4) meetings during Fiscal 2000. The majority of the directors attended all of the meetings of the Board of Directors and meetings of committees on which such director served.

         The Board of Directors has established an Executive Committee, an Audit Committee and a Compensation Committee. Messrs. Eloy S. Vallina (Chairman), Jesus Alvarez-Morodo, Eduardo L. Gallegos, Richard P. Spencer and Jesus E. Vallina will serve on the Executive Committee. Messrs. Eduardo L. Gallegos (Chairman), Keith A. Cannon and Jerry W. Neely will serve on the Audit Committee. Messrs. Eloy S. Vallina (Chairman), Antonio L. Elias and Robert J. Whetten will serve on the Compensation Committee.

         The Board of Directors delegates to the Executive Committee authority over ordinary management decisions. The Audit Committee examines and considers matters relating to the financial affairs of the Company, including reviewing the Company's annual financial statements, the scope of the independent annual audit and internal audits, and the independent accountants' letter to management concerning the Company's internal financial and accounting controls. The Compensation Committee considers and makes recommendations to the Board of Directors with respect to programs for human resource development and management organization and succession, evaluates and recommends levels of senior executive compensation, supervises the hiring of senior executives, considers and makes recommendations to the Board of Directors with respect to compensation matters and policies, employee benefit and incentive plans, and exercises authority granted to it to administer such plans.

         Elamex, S.A. de C.V. certifies that it has adopted a formal written Audit Committee Charter and that the Audit Committee has reviewed and reassessed the adequacy of the formal written charter on an annual basis.

         FOR DOCUMENTS RELATED TO THE AUDIT COMMITTEE PLEASE SEE PAGE 10 HEREIN, "AUDIT COMMITTEE COMPOSITION - EXCEPTIONAL AND LIMITED CIRCUMSTANCES RELATING TO AUDIT COMMITTEE MEMBERSHIP OF MR. GALLEGOS;" PAGE 11 HEREIN "AUDIT COMMITTEE REPORT;" AND APPENDIX 1 "CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ELAMEX, S.A. DE C.V."

DIRECTOR COMPENSATION

         Directors who are not employees of the Company ("Non-employee Directors") will receive annual retainers of $4,680.00. In addition, each Non-employee Director will be paid $1,757.60 for each Board meeting attended. Non-employee Directors will receive annual compensation of $4,680.00 for service on the Committees of the Board on which they sit, in addition to $1,757.60 for each Committee meeting attended. Additionally, the Chairman of the Board will receive annual compensation of $166,400.00 and a Director will receive a special remuneration of $78,000.00. Employee directors are not compensated for their service on the Board of Directors or on committees of the Board. Edmundo Vallejo, in accordance with GE's policies, will not receive compensation either.

REQUIRED VOTE

         The vote of the majority of all shares issued by the Company and in circulation at the Annual Meeting are required for a nominee to be elected director.

MANAGEMENT RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

AUDIT COMMITTEE COMPOSITION
EXCEPTIONAL AND LIMITED CIRCUMSTANCES RELATING TO AUDIT COMMITTEE MEMBERSHIP OF MR. GALLEGOS

Mr. Eduardo Gallegos is Chairman of the Audit Committee of the Board of Directors of the Company. Under the Audit Committee rules established by NASDAQ, Mr. Gallegos is not considered an independent member of the Audit Committee of the Board of Directors of the Company. Mr. Gallegos has been the only chairman of the Audit Committee, serving since its inception in July of 1994.

Mr. Gallegos is a former employee of Grupo Chihuahua, an affiliate of a major shareholder of the Company (Accel, S.A. de C.V.), having retired from this employment in April, 2000. He is not a current employee of the Company or an immediate family member of an employee. He currently provides professional services to Grupo Chihuahua under a contract which is renewable annually. Mr. Gallegos has over 30 years of professional accounting and financial management experience.

Mr. Gallegos receives additional benefits of a life insurance policy and a policy for covering major medical expenses. In addition, Mr. Gallegos utilizes an office owned by Grupo Chihuahua, which includes the use of office supplies, equipment and business services.

Mr. Gallegos provides limited and specific professional services to Grupo Chihuahua, participating in the Audit Committees of Accel, S.A. de C.V., and Almacenadora Accel, S.A., and providing accounting, financial, and administrative assistance to several business enterprises owned by Grupo Chihuahua.

The Board of Directors believes that it is required in the best interest of the Company, and its shareholders to retain Mr. Gallegos as a member of the Audit Committee and as the Audit Committee chairman for the following exceptional and limited reasons:


1. The Charter of the Audit Committee sets out that each member shall be financially literate, with at least one member having accounting and related financial management expertise. While the other members of the Audit Committee are financially literate, Mr. Gallegos is the only current member of the Audit Committee with accounting and related financial management expertise.

2. Mr. Gallegos' financial management experience includes extensive knowledge of tax accounting and reporting in Mexico. His experience in Mexico is especially important given that the internal control structure of the Company operates in that environment.

3. The Company has undergone significant changes in the past year, including the sale of its electronics contract manufacturing operation and a restructuring of the Company. Due to these significant changes, the Board of Directors considers it extremely important to retain the present Audit Committee membership for purposes of stability and due to its experience.

                             AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors of Elamex, S.A. de C.V. (the Board), the Audit Committee of the Board (the Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2000, the Committee met four times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO, controller and independent auditors prior to public release. The Committee has reviewed and reassessed its charter and recommends no change at this time.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing, and concurred in the appointment of a new director of internal audit. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommends to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the U.S. Securities and Exchange Commission. The Committee also recommends the reappointment, subject to shareholder approval, of Deloitte & Touche LLP as the independent auditors of the Company for its fiscal year 2001.


Date:    March 07, 2001                        Mr. Eduardo Gallegos
                                               Chairman of the Audit Committee
                                               of Elamex, S.A. de C.V.

                                               Mr. Jerry W. Neely
                                               Mr. Federico Barrio
                                               Dr. Antonio L. Elias

                                 ANNUAL MEETING
                                  PROPOSAL TWO

               APPROVAL OF RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected Deloitte & Touche LLP ("Deloitte"), as independent public accountants, to audit the financial statements of the Company for Fiscal 2001. Deloitte has audited the Company's financial statements since Fiscal 1999. KPMG LLP ("KPMG") audited the Company's financial statements for fiscal 1990 through the end of Fiscal 1998. Representatives of Deloitte are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

         The affirmative vote of a majority of the votes cast is required under Mexican law to approve the appointment of the independent public accountants. For this purpose, the "Votes Cast" are defined under Mexican law to be the shares of the Company's Common Stock represented and voting at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.

AUDIT FEES

         The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $ 260,000.

ALL OTHER FEES

         The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2000 were $115,000.

         The Audit Committee has considered and concluded that the provision of non-audit services is compatible with maintaining the principal accountant's independence.


         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE RATIFICATION OF DELOITTE AS INDEPENDENT ACCOUNTANTS. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE RATIFICATION OF DELOITTE AS INDEPENDENT ACCOUNTANTS.

                                 ANNUAL MEETING
                                 PROPOSAL THREE

                         APPLICATION OF 2000 NET INCOME


         The Board of Directors has proposed to apply net income of 2000 as follows: 5% to be accrued as legal reserve and the remaining as Retained Earnings. The Mexican Law of Commercial Companies ("Ley General de Sociedades Mercantiles") requires that at least 5% of the Company's net income each year (after profit sharing and other deductions required by law) be allocated to a legal reserve fund, which is not thereafter available for distribution except as a stock dividend until the amount of such fund equals 20% of the Company's common stock. The Company may also maintain additional reserves. Mexican corporations may pay dividends out of earnings (including retained earnings) after an allocation to the legal and other reserves and prior approval at a general stockholders' meeting.

REQUIRED VOTE

         The affirmative vote of a majority of Votes Cast is required to approve the proposed application of 2000 Net Income.

MANAGEMENT RECOMMENDS A VOTE "FOR" THE APPLICATION OF NET INCOME LISTED ABOVE.













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

                              CERTAIN TRANSACTIONS


         The Company has entered into indemnification agreements with its executive officers, directors, and certain significant employees containing provisions that are in some respects broader than the specific indemnification provisions contained in the Mexican General Corporation Law. These agreements provide, among other things, for indemnification of the executive officers, directors, and certain significant employees in proceedings brought by third parties and in shareholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party. The agreements have been approved by the majority vote of the disinterested shareholders of the Company.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT


         The following table except as otherwise indicated sets forth as of December 31, 2000 information relating to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock.



                                                                  APPROXIMATE
      NAME AND ADDRESS OF                 AMOUNT                  PERCENTAGE
       BENEFICIAL OWNER                    OWNED                     OWNED
       ----------------                    -----                     -----
Accel, S. A. de C. V. (1)                4,051,300                   59.0%
Avenida Zarco No. 2401
31020 Chihuahua, Chih. Mexico

Fidelity Management                        686,000                    9.9%
and Research, Corp.
82 Devonshire Street
Boston, MA 02109  USA

General Electric Company                   570,000                    8.3%
3135 Easton Turnpike
Fairfield, CT 06431-0001  USA


(1) Mr. Vallina directly owns 130,862,957 shares, or 37.7%, of the outstanding voting common stock of Accel. In addition, Mr. Vallina controls companies that hold 81,402,935 shares, or 23.4%, of the outstanding voting common stock of Accel. Accel, in turn, owns approximately 59.0% of the outstanding common stock of Elamex.

                         EXECUTIVE OFFICERS COMPENSATION


EXECUTIVE COMPENSATION

         During the year ended December 31, 2000, Elamex paid, either directly or through a related company, Elamex Administration, Inc. (EAI), an aggregate of $1.3 million to all of its directors and officers as a group for services in all capacities and an additional $250,000 for a discretionary compensation plan. During such year, the Company, through EAI, set aside or accrued an aggregate of $18,000 to provide pension, retirement or similar benefits for its directors and officers pursuant to existing plans, consisting solely of a 401(k) plan for its U.S. payroll officers and Company Directors.


                               COMPENSATION REPORT


COMPENSATION PHILOSOPHY

         The Company's executive compensation policies are designed to attract and retain qualified personnel by providing competitive compensation and to reinforce strategic performance objectives through the use of incentive compensation programs. In order to provide incentives to executive officers, an important percentage of their annual compensation is paid as a bonus. The amount of the bonus for each person is determined on the basis of several indicators of corporate performance as outlined below.

COMPENSATION PLANS

         The following are the key components of the Company's executive officers compensation:

         BASE COMPENSATION. The Committee establishes base salaries for executive officers based on its review of base salaries of executive officers in companies of comparable size and in similar industries.

         BONUSES. The Company's Executive Bonus Plan (the Bonus Plan) covers the Company's executive officers and other key employees. The Bonus Plan provides for incentive compensation to those covered and is determined cumulatively on a yearly basis based principally on certain performance measures. The Committee believes that these factors are indicative of overall corporate performance and shareholder value. Individual performance is measured based on goals related to each person's function within the organization.

         LONG TERM INCENTIVE COMPENSATION. The Company's Executive Phantom Stock Plan (the "Executive Phantom Stock Plan") provides for long term incentive compensation for employees of the Company, including executive officers. An important portion of the total compensation package for the Company's executive officers is in the form of Executive Phantom Stock Plan awards. These awards give employees a "phantom" equity interest in the Company, thereby aligning the interests of executive officers and shareholders and providing incentive to maximize shareholder value.

EXECUTIVE PHANTOM STOCK PLAN

         On October 17, 1995, Elamex adopted the Plan in order to offer long-term incentives to eligible persons to continue their employment with the Company, furthering the growth and earnings of the Company. Key employees of the Company, EAI (from which the Company obtains the services of certain employees residing in the United States), and any of the Company's affiliates or subsidiaries, in each case as selected by the Compensation Committee of the Board of Directors (each, a "Participant") are eligible to participate in the Plan. There are currently four (4) Participants in the Plan. In addition, other employees may in the future be named as Participants. Participants receive benefits expressed in shares of Common Stock, but which are not actual shares of Common Stock ("Phantom Stock Shares"). As of March 6, 2001, 37,921 Phantom Stock Shares had been granted to five (5) Participants.

         During 2001, the Company plans to make a bonus distribution to its key executives of approximately $462 thousand which will be represented by Phantom Stock Shares based on market values. The Phantom Stock distribution will be awarded based on the 2000 financial statements, after the compensation committee of the Board of Directors charged with administering the Plan, approves the distribution.

         The Company keeps a record of the amount of Phantom Stock Shares held by each Participant. Each Participant's account is also credited with dollar amounts equal to dividends paid on issued and outstanding Common Stock, and such amounts accrue interest at the short-term money-market rate published by The Chase Manhattan Bank, N.A. The accrual of dividends and interest ceases to a Participant upon termination of the Participant's employment with the Company.

         Generally, a Participant may exercise the right to receive payment for an award of Phantom Stock Shares two years after the Determination Date (as defined in the Plan) with respect to such Phantom Stock Shares. Phantom Stock Shares expire ten years after the Determination Date with respect to such Phantom Stock Shares. Phantom Stock Shares and accrued dividends and interest are forfeited upon termination of employment for cause or upon the commencement of employment with a competitor. The Company is not required to distribute amounts in excess of $150,000 in the aggregate in any calendar quarter, and a Participant may not exercise the right to receive payment for Phantom Stock Shares more than once in any calendar quarter. Notwithstanding the foregoing, the Compensation Committee may retroactively allocate additional Phantom Stock Shares to Participants. Furthermore, the Board of Directors may at any time, or from time to time, amend, modify or supplement the Plan in whole or in part or terminate it.

                                  OTHER MATTERS


         The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Company may recommend.


                                                        THE BOARD OF DIRECTORS


Dated: March 21, 2001

                                   APPENDIX 1

                                 CHARTER OF THE
                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                              ELAMEX, S.A. DE C.V.
             APPROVED BY THE BOARD OF DIRECTORS ON JANUARY 19, 2000

This Audit Committee Charter has been adopted by the Board of Directors of Elamex, S.A. de C.V. The Audit Committee of the Board shall review and reassess this charter and the Committee's practices annually and recommend any proposed changes to the Board for approval.

1.0      ROLE AND INDEPENDENCE: ORGANIZATION

         The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the NASDAQ and the Committee's practices.

         The Committee shall maintain free and open communication with the independent auditors, the internal auditors, and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

         One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner, and the director of internal audit.

         The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management and the internal auditors.

2.0      RESPONSIBILITIES

         Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

2.1 Recommending to the Board the independent auditors to be nominated for shareholder approval to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

2.2 Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, recommending the replacement of such auditors.

2.3 Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number
         1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

2.4 Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review the committee shall make its recommendation to the Board as to the inclusion of the company's audited financial statements in the Company's Annual Report on Form 10-K.

2.5 Issuing annually a report to be included in the Company's proxy statement as required by the rules of the U.S. Securities and Exchange Commission.

2.6 Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

2.7 Discussing with a representative of management and the independent auditors: (a) the interim financial information contained in the Company's Quarterly Reports on Form 10-Q prior to their filing, (b) each earnings announcement prior to its release (if practicable), and
         (c) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

2.8 Overseeing internal audit activities, including discussing with management and the internal auditors the internal function's organization, objectivity, responsibilities, plans, results, budget and staffing.

2.9 Discussing with management, the internal auditors, and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

2.10 Discussing with management and/or the Company's general counsel any legal matters that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or Governmental agencies.

3.0      Additional Functions Assigned to Audit Committee

         3.1 Reviewing the annual management letter with the independent auditors.

         3.2      Reviewing audit fees.

         3.3      Reviewing management conflict of interest transactions.

         3.4 Reviewing alleged fraudulent actions or violations of law reported by internal compliance programs or, under the terms of the Private Securities Litigation Reform Act of 1995, as reported by the independent auditors.

         3.5 Reviewing compliance with codes of ethics and/or codes of conduct and the procedures to monitor such compliance.

         3.6 Reviewing the performance of the director of internal audit and ensuring that the performance of the chief financial officer and chief accounting officer are reviewed annually.

         3.7 Reviewing financial statements before press release with respect to significant transactions.

         3.8 Reviewing policies and procedures related to significant transaction flows.

         3.9 Reviewing and concurring in the appointment, replacement, reassignment or dismissal of the director of internal audit. Confirming and assuring the objectivity of internal audit.

         3.10     Reviewing the internal audit charter.

         3.11     Self-assessing audit committee performance.

         The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements, and the independent auditors are responsible for auditing and reporting on those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices, than the Committee does. Accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.


                                                 Approved:


                                                 MR. ELOY S. VALLINA,
                                                 CHAIRMAN OF THE BOARD


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